UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WESTERN GAS PARTNERS, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	26-1075808 (IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-146700.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of common units representing limited partner interests in Western Gas Partners, LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-146700), initially filed with the Securities and Exchange Commission on October 15, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-146700), initially filed with the Securities and Exchange Commission on October 15, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on October 15, 2007).

3.	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2008).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2008).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Western Gas Partners, LP
By: Western Gas Holdings, LLC its General Partner

By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

Date: May 6, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-146700), initially filed with the Securities and Exchange Commission on October 15, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on October 15, 2007).

3.	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2008).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2008).